EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
QT 5, Inc.


We hereby consent to the incorporation by reference in the previously filed Registration Statements of QT 5, Inc. on Form S-8 (File Nos. 333-92236, 333-103208, 333-104740) of our report, dated August 19, 2003, except for Note 11, as to which the date is September 5, 2003, appearing in this Annual Report on Form 10-KSB of QT 5, Inc. for the year ended June 30, 2003.




                                                          CORBIN & COMPANY, LLP

Irvine, California
September 18, 2003